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                       [LETTERHEAD OF ERNST & YOUNG LLP]

                         Consent of Ernst & Young LLP



The Board of Directors
Whirlpool Corporation
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Benton Harbor, Michigan

We consent to the incorporation by reference in Registration Statement Nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-40249, 33-43823,
333-02827 and 333-02825 of Whirlpool Corporation and Registration Statement Nos. 33-26680 and 33-53196 of Whirlpool Corporation and Whirlpool Savings Plan of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                       /s/ Ernst & Young LLP


Chicago, Illinois
March 17, 1998